Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unwired Planet, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-191605, 333-189698, 333-187176, 333-130042, and 333-109547) and Form S-8 (Nos. 333-192800, 333-163480, 333-44926, 333-156444, 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-67186, 333-67200, 333-54726, 333-46142, 333-40840, 333-40850, 333-36832, 333-35394, and 333-81215) of Unwired Planet, Inc. of our report dated September 9, 2013, with respect to the consolidated balance sheet of Unwired Planet, Inc. and subsidiaries (the Company) as of June 30, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years ended June 30, 2013 and June 30, 2012, which report appears in the June 30, 2014 annual report on Form 10-K of Unwired Planet, Inc.

/s/ KPMG LLP

Santa Clara, California
September 12, 2014